UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2023, VineBrook Homes Trust, Inc. (the “Company”), VB Three Equity, LLC, VB Three, LLC, the borrowers identified on the signature pages thereto, the guarantors identified on the signature pages thereto, JPMorgan Chase Bank, National Association, as lender (the “Lender”), and Computershare Trust Company, N.A., as calculation and payment agent and securities intermediary,  entered into Amendment No. 2 (the “Second Amendment”) to the Revolving Credit Agreement dated as of March 1, 2021, as amended by Amendment No. 1 to the Revolving Credit Agreement, dated March 10, 2022 (as amended, the “Credit Agreement”).

The Second Amendment decreased the total facility amount from $500,000,000 to $350,000,000 and extended the maturity date to January 31, 2025 (the “Maturity Date”). The Maturity Date may be extended for 12 months upon submission of an extension request, which the Lender may accept or decline in its sole discretion.

The Second Amendment also provides for an exit fee of an amount equal to 0.5% of the principal amount of the loan that is due and payable at the time of any prepayment or release.

In connection with the Second Amendment, VineBrook Homes Operating Partnership, L.P. will collaterally assign its interest in an interest rate cap with GS Bank USA in the notional amount of $300,000,000. This collateral assignment will serve to fix an upper limit on the interest rate used for the debt service coverage-based cap on availability under the Credit Agreement.

For additional information regarding the Credit Agreement, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on February 23, 2021, which description is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “will” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the expected collateral assignment. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the duration and severity of the COVID-19 pandemic and resulting global economic, financial and healthcare system disruptions, risks associated with the ongoing military conflict between Russian and Ukraine, related sanctions imposed against Russia, and related economic, financial and geopolitical disruption, as well as those described in greater detail in the Company’s filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

/s/ Brian Mitts

Name:	Brian Mitts
Title:	Interim President, Chief Financial Officer, Assistant Secretary and Treasurer

Date: February 3, 2023